Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BETWEEN AUTOGENOMICS, INC.,

A DELAWARE CORPORATION,

AND

AUTOGENOMICS, INC.,

A CALIFORNIA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 1, 2008 (the “Agreement”), is between Autogenomics, Inc., a Delaware corporation (“AutoGenomics-Delaware”), and Autogenomics, Inc., a California corporation (“AutoGenomics-California”). AutoGenomics-Delaware and AutoGenomics-California are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

WHEREAS, AutoGenomics-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 5,000 shares of common stock, par value $0.01 per share (the “Delaware Common Stock”). As of the date hereof, 1,000 shares of Delaware Common Stock are issued and outstanding, all of which are held by AutoGenomics-California;

WHEREAS, AutoGenomics-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 50,000,000 shares of common stock, no par value per share (the “California Common Stock”), and 20,000,000 shares of preferred stock, no par value per share (the “California Preferred Stock”), of which 1,589,600 shares have been designated as Series A Convertible Preferred Stock (the “California Series A Preferred Stock”), 4,515,858 shares have been designated as Series B Convertible Preferred Stock (the “California Series B Preferred Stock”), 6,850,000 shares have been designated as Series C Convertible Preferred Stock (the “California Series C Preferred Stock”) and 3,450,000 shares have been designated as Series D Convertible Preferred Stock (the “California Series D Preferred Stock”). As of the date hereof, 7,711,987 shares of California Common Stock are issued and outstanding, 1,579,227 shares of California Series A Preferred Stock are issued and outstanding, 4,302,040 shares of California Series B Preferred Stock are issued and outstanding, 6,411,088 shares of California Series C Preferred Stock are issued and outstanding and 3,423,258 shares of California Series D Preferred Stock are issued and outstanding;

WHEREAS, AutoGenomics-California has adopted the AutoGenomics, Inc. 2000 Equity Incentive Plan (as amended, the “2000 Plan”). As of the date hereof, options to purchase 2,966,047 shares of California Common Stock are outstanding under the 2000 Plan;

WHEREAS, AutoGenomics-California has issued options to purchase 475,000 shares of California Common Stock under plans, agreements or arrangements with AutoGenomics-California other than the 2000 Plan (together with the 2000 Plan, the “Stock Option Plans”), including, but not limited to, those options listed hereto on Exhibit A;

WHEREAS, the board of directors of AutoGenomics-California has adopted, and has recommended that the AutoGenomics-California shareholders approve the adoption of, the AutoGenomics, Inc. 2008 Equity Incentive Award Plan in the form set forth as Exhibit B hereto (the “2008 Equity Plan”) and the AutoGenomics, Inc. 2008 Employee Stock Purchase Plan in the form set forth as Exhibit C hereto (the “2008 Stock Purchase Plan”);

WHEREAS, the board of directors of AutoGenomics-California has determined that, for the purpose of effecting the reincorporation of AutoGenomics-California in the State of Delaware, it is advisable and in the best interests of AutoGenomics-California and its shareholders that AutoGenomics-California merge with and into AutoGenomics-Delaware upon the terms and conditions herein provided;

WHEREAS, the respective board of directors of AutoGenomics-Delaware and AutoGenomics-California has approved this Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined below) will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AutoGenomics-Delaware and AutoGenomics-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I

MERGER

1.1	Merger. In accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the General Corporation Law of the State of California (the “CGCL”), AutoGenomics-California shall be merged with and into AutoGenomics-Delaware (the “Merger”), the separate existence of AutoGenomics-California shall cease and AutoGenomics-Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. AutoGenomics-Delaware is herein sometimes referred to as the “Surviving Corporation.” The name of the Surviving Corporation shall be AutoGenomics, Inc.

1.2	Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a)	This Agreement and the Merger shall have been adopted and approved by the shareholders or stockholders of each Constituent Corporation in accordance with the requirements of the DGCL and the CGCL;

(b)	An executed certificate of merger in the form set forth as Exhibit D hereto (the “Certificate of Merger”) meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware and become effective; and

(c)	A certified copy of the Certificate of Merger filed in the State of Delaware and meeting the requirements of the CGCL shall have been filed with the Secretary of State of the State of California and become effective.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Time.”

1.3	Effect of the Merger. Upon the Effective Time, the separate existence of AutoGenomics-California shall cease, and AutoGenomics-Delaware, as the Surviving Corporation, shall (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time, (ii) be subject to all actions taken by its and AutoGenomics-California’s boards of directors prior to the Effective Time, (iii) succeed, without other transfer, to all of the contracts, assets, rights, powers and property of AutoGenomics-California in the manner as more fully set forth in Section 259 of the DGCL, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Time, (v) succeed and assume, without other transfer, to all of the debts, liabilities and obligations of AutoGenomics-California in the same manner as if AutoGenomics-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the CGCL, and (vi) succeed to and assume the Stock Option Plans, the 2008 Equity Plan and the 2008 Stock Purchase Plan (the “California Equity Plans”). Prior to the Effective Time, the boards of directors of AutoGenomics-California and AutoGenomics-Delaware shall approve amendments to the California Equity Plans reflecting, subject to the completion of the Merger, assumption of the California Equity Plans by AutoGenomics-Delaware.

ARTICLE II

ORGANIZATIONAL DOCUMENTS, DIRECTORS AND OFFICERS

2.1	Certificate of Incorporation. The certificate of incorporation of AutoGenomics-Delaware, as in effect immediately prior to the Effective Time, shall be amended in its entirety as of the Effective Time so as to read in the form set forth as Exhibit E hereto and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2	Bylaws. The bylaws of AutoGenomics-Delaware, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time so as to read in its entirety in the form set forth as Exhibit F hereto and, as so amended and restated, such bylaws shall be the bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3	Directors and Officers. The directors and officers of AutoGenomics-California immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by applicable law, the certificate of incorporation of the Surviving Corporation or the bylaws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION OF STOCK

3.1	California Common Stock. (a) At the Effective Time, each share of California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one fully paid and nonassessable share of Delaware Common Stock.

(b) Each share of California Common Stock converted into a share of Delaware Common Stock in connection with the Merger shall be deemed adequate consideration for the share of Delaware Common Stock, and each share of Delaware Common Stock issued in the Merger will be fully paid and nonassessable stock of the Surviving Corporation.

3.2	California Series A Preferred Stock. (a) At the Effective Time, each share of California Series A Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one fully paid and nonassessable share of Series A Convertible Preferred Stock, par value $0.01 per share, of the Surviving Corporation (the “Delaware Series A Preferred Stock”).

(b) Each share of California Series A Preferred Stock converted into a share of Delaware Series A Preferred Stock in connection with the Merger shall be deemed adequate consideration for the share of Delaware Series A Preferred Stock, and each share of Delaware Series A Preferred Stock issued in the Merger will be fully paid and nonassessable stock of the Surviving Corporation.

3.3	California Series B Preferred Stock. (a) At the Effective Time, each share of California Series B Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one fully paid and nonassessable share of Series B Convertible Preferred Stock, par value $0.01 per share, of the Surviving Corporation (the “Delaware Series B Preferred Stock”).

(b) Each share of California Series B Preferred Stock converted into a share of Delaware Series B Preferred Stock in connection with the Merger shall be deemed adequate consideration for the share of Delaware Series B Preferred Stock, and each share of Delaware Series B Preferred Stock issued in the Merger will be fully paid and nonassessable stock of the Surviving Corporation.

3.4	California Series C Preferred Stock. (a) At the Effective Time, each share of California Series C Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one fully paid and nonassessable share of Series C Convertible Preferred Stock, par value $0.01 per share, of the Surviving Corporation (the “Delaware Series C Preferred Stock”).

(b) Each share of California Series C Preferred Stock converted into a share of Delaware Series C Preferred Stock in connection with the Merger shall be deemed adequate consideration for the share of Delaware Series C Preferred Stock, and each share of Delaware Series C Preferred Stock issued in the Merger will be fully paid and nonassessable stock of the Surviving Corporation.

3.5	California Series D Preferred Stock. (a) At the Effective Time, each share of California Series D Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one fully paid and nonassessable share of Series D Convertible Preferred Stock, par value $0.01 per share, of the Surviving Corporation (the “Delaware Series D Preferred Stock”).

(b) Each share of California Series D Preferred Stock converted into a share of Delaware Series D Preferred Stock in connection with the Merger shall be deemed adequate consideration for the share of Delaware Series D Preferred Stock, and each share of Delaware Series D Preferred Stock issued in the Merger will be fully paid and nonassessable stock of the Surviving Corporation.

3.6	AutoGenomics-Delaware Common Stock. At the Effective Time, each share of Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by AutoGenomics-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.7	Certificates. At and after the Effective Time, each holder of a certificate representing shares of California Common Stock or California Preferred Stock shall be entitled, upon the surrender of such certificate or certificates to AutoGenomics-Delaware, to receive in exchange therefor a certificate or certificates representing the number of shares of Delaware Common Stock or Delaware Preferred Stock, into which such California Common Stock or California Preferred Stock shall have been converted by the terms of this Agreement. Until so surrendered, at and after the Effective Time, each outstanding certificate which, prior to the Effective Time, represented such California Common Stock or California Preferred Stock, shall be deemed for all purposes to evidence only the ownership of, or right to receive, the amount of full shares of Delaware Common Stock or Delaware Preferred Stock, into which such California Common Stock or California Preferred Stock shall have been converted as provided in this Article III, and there shall be no transfers on the stock transfer books of AutoGenomics-Delaware except in respect of Delaware Common Stock or Delaware Preferred Stock issued by AutoGenomics-Delaware. The registered owner on the books and records of AutoGenomics-Delaware of any shares of Delaware Common Stock or Delaware Preferred Stock represented by such outstanding certificate shall, until otherwise accounted for, have and be entitled to exercise any voting or other rights with respect to and to receive dividends and other distributions upon shares of Delaware Common Stock or Delaware Preferred Stock represented by such outstanding certificate.

3.8	Adjustments. If, between the date of this Agreement and the Effective Time, any outstanding shares of California Common Stock or California Preferred Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend or stock split thereon shall be declared with a record date prior to the Effective Time, the amount of consideration to be received pursuant to this Agreement in exchange for each outstanding share of California Common Stock or California Preferred Stock shall be correspondingly adjusted, as appropriate.

ARTICLE IV

EQUITY PLAN MATTERS

4.1

California Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of California Common Stock (each, a “California Stock Option”), including, without limitation, each California Stock Option under the Stock Option Plans, whether vested or unvested, and the Stock Option Plans, shall, without further action by the parties, be assumed by and become obligations of AutoGenomics-Delaware in accordance with the applicable Stock Option Plan. Each California Stock Option so assumed by AutoGenomics-Delaware in accordance with the applicable Stock Option Plan shall be converted into an option to purchase shares of Delaware Common Stock and shall continue to have, and be subject to, the same terms and conditions as such California Stock Option had immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding acceleration of vesting or exercisability upon certain transactions other than those contemplated by this Agreement). It is the intention of the parties that, to the extent an assumed California Stock Option qualified as an “incentive stock option,” as defined in Section 422 of the Code, immediately prior to the Effective Time: (1) such assumed California Stock Option shall so qualify immediately following the Effective Time, as assumed and converted under this Section 4.1, (2) the assumption and conversion of such California Stock Option shall satisfy the requirements of Section 424(a) of the Code and the Treasury Regulations thereunder, (3) the excess of the fair market value of the shares of Delaware Common Stock subject to such assumed California Stock Option immediately after the Effective Time, over the aggregate exercise price thereof (determined immediately after the Merger), shall not exceed the excess of the fair market value of the shares of California Common Stock subject to such assumed California Stock Option, over the aggregate exercise price thereof (determined immediately prior to the Effective Time), (4) the ratio of the per share exercise price of such assumed California Stock Option to the fair market value of a share of Delaware Common Stock (determined immediately after the Effective

Time) shall not be less than the ratio of the per share exercise price of such assumed California Stock Option to the fair market value of a share of California Common Stock (determined immediately prior to the Effective Time), and (5) the terms, conditions, restrictions and provisions of such assumed California Stock Option shall be identical to (and not more favorable to the holder thereof than) the terms, conditions, restrictions and provisions of such California Stock Option immediately prior to the Effective Time (except as otherwise provided in this Section 4.1). At the Effective Time, the Stock Option Plans and any written agreements thereunder shall be automatically amended as necessary to (1) provide that no further grants of options or other awards shall be made on or after the Merger under the 2000 Plan, (2) provide that references to AutoGenomics-California in the Stock Option Plans and such written agreements shall be read to refer to the Surviving Corporation, (3) provide that references to California Common Stock in the Stock Option Plans and such written agreements shall be read to refer to Delaware Common Stock, and (4) make such other changes as are necessary to reflect the assumption of the Stock Option Plans and the California Stock Options by the Surviving Corporation pursuant to this Section 4.1.

4.2	2008 Equity Plan. The board of directors of AutoGenomics-California has adopted the 2008 Equity Plan. The 2008 Equity Plan shall be effective if and when the plan is approved by the shareholders of AutoGenomics-California. It is the intention of the parties that the approval of the 2008 Equity Plan and the Merger (including this Agreement) by the shareholders of AutoGenomics-California and AutoGenomics-California, as the sole shareholder of AutoGenomics-Delaware, prior to the Effective Time, and the approval of the Merger by the shareholders of AutoGenomics-California (who shall become the only stockholders of AutoGenomics-Delaware at the Effective Time) and AutoGenomics-California, as the sole shareholder of AutoGenomics-Delaware, prior to the Effective Time, shall satisfy the stockholder approval requirements of Section 422(b)(1) of the Code with respect to the 2008 Equity Plan.

The 2008 Equity Plan provides for the grants of various forms of equity compensation, including incentive stock options and non-qualified stock options, to employees, directors and consultants of AutoGenomics-California and its parent and subsidiary companies (if any). Under the 2008 Equity Plan, 2,000,000 shares of California Common Stock will be initially reserved for issuance. In addition, the number of shares of California Common Stock initially reserved under the 2008 Equity Plan will be increased by (1) the number of shares of California Common Stock available for issuance and not subject to options granted under the 2000 Plan as of the effective date of the 2008 Equity Plan and (2) the number of shares of California Common Stock related to options granted under the 2000 Plan that are repurchased, forfeited, expired or are cancelled on or after the effective date of the 2008 Equity Plan. The total number of shares described in clauses (1) and (2) of the preceding sentence shall not exceed 6,600,000 shares of California Common Stock. The 2008 Equity Plan also contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2008 Equity Plan on January 1 of each year during the ten-year term of the 2008 Equity Plan, beginning on the first January 1 following the completion of the initial public offering of the California Common Stock. The annual increase in the number of shares shall be equal to the least of:

•	3.5% of the outstanding California Common Stock on the applicable January 1st of the applicable year;

•	1,500,000 shares; and

•	a lesser number of shares as determined by the Board of Directors of AutoGenomics-California.

The 2008 Equity Plan shall also provide for an aggregate limit of 23,600,000 shares of California Common Stock which may be issued under the plan over the course of its ten-year term.

The 2008 Equity Plan shall be assumed and continued following the Merger by the Surviving Corporation and awards, including incentive stock options and non-qualified stock options, shall be issued by the Surviving Corporation. At the Effective Time, the 2008 Equity Plan and all written agreements thereunder shall be automatically amended as necessary to (1) provide that references to AutoGenomics-California in the 2008 Equity Plan and such written agreements shall be read to refer to the Surviving Corporation, (2) provide that references to California Common Stock in the 2008 Equity Plan (including the share reserve provisions described above) shall be read to refer to Delaware Common Stock and (3) make such other changes as are necessary to reflect the assumption of the 2008 Stock Purchase Plan by the Surviving Corporation pursuant to this Section 4.2.

4.3	2008 Stock Purchase Plan. The board of directors of AutoGenomics-California has adopted the 2008 Stock Purchase Plan. The 2008 Stock Purchase Plan will become effective on the business day immediately preceeding the date on which the registration statement filed with respect to the 2008 Stock Purchase Plan becomes effective, but the first offering period under the 2008 Stock Purchase Plan will not commence until the first May 15 or November 15 following the date on which such registration statement becomes effective. It is the intention of the parties that the approval of the 2008 Stock Purchase Plan and the Merger (including this Agreement) by the shareholders of AutoGenomics-California and AutoGenomics-California, as the sole shareholder of AutoGenomics-Delaware, prior to the Effective Time, and the approval of the Merger by the shareholders of AutoGenomics-California (who shall become the only stockholders of AutoGenomics-Delaware at the Effective Time) and AutoGenomics-California, as the sole shareholder of AutoGenomics-Delaware, prior to the Effective Time, shall satisfy the stockholder approval requirements of Section 423(b)(2) of the Code with respect to the 2008 Stock Purchase Plan.

The 2008 Stock Purchase Plan allows the eligible employees of AutoGenomics-California and the eligible employees of its participating subsidiaries (if any) to purchase shares of California Common Stock with accumulated payroll deductions. Under the 2008 Stock Purchase Plan, 250,000 shares of California Common Stock will be initially reserved for issuance. The 2008 Stock Purchase Plan also contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2008 Stock Purchase Plan on January 1 of each year during the ten-year term of the 2008 Equity Plan, beginning on the first January 1 following the initial public offering of the California Common Stock. The annual increase in the number of shares shall be equal to the least of:

•	1% of the outstanding California Common Stock on the applicable January 1st of the applicable year;

•	200,000 shares; and

•	a lesser number of shares as determined by the Board of Directors of AutoGenomics-California.

The 2008 Stock Purchase Plan shall also provide for an aggregate limit of 2,250,000 shares of California Common Stock which may be issued under the plan over the course of its ten-year term.

The 2008 Stock Purchase Plan shall be assumed and continued following the Merger by the Surviving Corporation and awards following the Merger under the 2008 Stock Purchase Plan shall be issued by the Surviving Corporation. At the Effective Time, the 2008 Stock Purchase Plan shall be automatically amended as necessary to (1) provide that references to AutoGenomics-California in the

2008 Stock Purchase Plan shall be read to refer to the Surviving Corporation, (2) provide that references to California Common Stock in the 2008 Stock Purchase Plan (including the share reserve provisions described above) shall be read to refer to Delaware Common Stock and (3) make such other changes as are necessary to reflect the assumption of the 2008 Stock Purchase Plan by the Surviving Corporation pursuant to this Section 4.3.

4.4	Reservation of Shares. A number of shares of the Delaware Common Stock shall be reserved for issuance under the 2008 Equity Plan, the 2008 Stock Purchase Plan and upon the exercise or conversion of California Stock Options equal to the number of shares of California Common Stock so reserved immediately prior to the Effective Time.

ARTICLE V

WARRANTS

5.1	Warrants to Purchase California Common Stock. At the Effective Time each outstanding and unexercised warrant to purchase California Common Stock shall, by virtue of the Merger, and without further action by the parties, be assumed by AutoGenomics-Delaware and shall become a like warrant with respect to an equal number of shares of Delaware Common Stock subject to such warrant immediately prior to the Effective Time, on the same terms and conditions. Prior to the Effective Time, the boards of directors of AutoGenomics-California and AutoGenomics-Delaware shall adopt resolutions acknowledging that, subject to the completion of the Merger, such warrants shall be assumed by AutoGenomics-Delaware.

5.2	Warrants to Purchase California Series B Preferred Stock. At the Effective Time each outstanding and unexercised warrant to purchase California Series B Preferred Stock shall, by virtue of the Merger, and without further action by the parties, be assumed by AutoGenomics-Delaware and shall become a like warrant with respect to an equal number of shares of Delaware Series B Preferred Stock subject to such warrant immediately prior to the Effective Time on the same terms and conditions. Prior to the Effective Time, the boards of directors of AutoGenomics-California and AutoGenomics-Delaware shall adopt resolutions acknowledging that, subject to the completion of the Merger, such warrants shall be assumed by AutoGenomics-Delaware.

5.3	Warrants to Purchase California Series C Preferred Stock. At the Effective Time each outstanding and unexercised warrant to purchase California Series C Preferred Stock shall, by virtue of the Merger, and without further action by the parties, be assumed by AutoGenomics-Delaware and shall become a like warrant with respect to an equal number of shares of Delaware Series C Preferred Stock subject to such warrant immediately prior to the Effective Time on the same terms and conditions. Prior to the Effective Time, the boards of directors of AutoGenomics-California and AutoGenomics-Delaware shall adopt resolutions acknowledging that, subject to the completion of the Merger, such warrants shall be assumed by AutoGenomics-Delaware.

5.4	Reservation of Shares. A number of shares of the Delaware Common Stock shall be reserved for issuance upon the exercise of warrants to purchase Delaware Common Stock equal to the number of shares of California Common Stock so reserved immediately prior to the Effective Time. A number of shares of the Delaware Series B Preferred Stock shall be reserved for issuance upon the exercise of warrants to purchase Delaware Series B Preferred Stock equal to the number of shares of California Series B Preferred Stock so reserved immediately prior to the Effective Time. A number of shares of the Delaware Series C Preferred Stock shall be reserved for issuance upon the exercise of warrants to purchase Delaware Series C Preferred Stock equal to the number of shares of California Series C Preferred Stock so reserved immediately prior to the Effective Time.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1	AutoGenomics-California. AutoGenomics-California hereby represents and warrants to AutoGenomics-Delaware and its shareholders as of the Effective Time as follows:

(a)	that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

(b)	that it has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby;

(c)	that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of AutoGenomics-California;

(d)	that, subject to the approval of the Merger by its shareholders in accordance with the requirements of the CGCL and its articles of incorporation and bylaws, it has taken all other actions required by applicable law, its articles of incorporation and its bylaws to consummate the transactions contemplated by this Agreement; and

(e)	that this Agreement constitutes the valid and binding obligation of AutoGenomics-California and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally.

6.2	AutoGenomics-Delaware. AutoGenomics-Delaware hereby represents and warrants to AutoGenomics-California and its shareholders as of the Effective Time as follows:

(a)	that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)	that it has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby;

(c)	that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of AutoGenomics-Delaware;

(d)	that, subject to the adoption and approval of this Agreement and the Merger by its shareholders in accordance with the requirements of the DGCL and its certificate of incorporation and bylaws, it has taken all other actions required by applicable law, its certificate of incorporation and its bylaws to consummate the transactions contemplated by this Agreement; and

(e)	that this Agreement constitutes the valid and binding obligation of AutoGenomics-Delaware and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally.

ARTICLE VII

GENERAL

7.1	Covenants of AutoGenomics-Delaware. AutoGenomics-Delaware covenants and agrees that it will, on or before the Effective Time:

(a)	Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the CGCL;

(b)	File any and all documents with the California Franchise Tax Board necessary for the assumption by AutoGenomics-Delaware of all of the franchise tax liabilities of AutoGenomics-California; and

(c)	Take such other actions as may be required by the CGCL.

7.2	Tax Treatment. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

7.3	Further Assurances. From time to time, as and when required by AutoGenomics-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of AutoGenomics-California such deeds and other instruments, and there shall be taken or caused to be taken by AutoGenomics-Delaware and AutoGenomics-California such further and other actions, including the giving of any and all notices of, and the obtaining of any and all consents, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by AutoGenomics-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AutoGenomics-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of AutoGenomics-Delaware are fully authorized in the name and on behalf of AutoGenomics-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7.4	Abandonment. At any time before the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the board of directors of either AutoGenomics-California or AutoGenomics-Delaware, or both, notwithstanding the approval of the Merger or the adoption of this Agreement by the shareholders of AutoGenomics-California or by the sole stockholder of AutoGenomics-Delaware, or by both.

7.5	Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement by an instrument in writing signed by or on behalf of each Constituent Corporation at any time prior to the Effective Time; provided, however, that after the Merger has been approved or the Merger Agreement has been adopted by the stockholders or shareholders of the Constituent Corporations, no amendment shall be made which by law requires further approval of these stockholders or shareholders without obtaining such approval.

7.6	Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and Corporation Service Company is the registered agent of the Surviving Corporation at such address.

7.7	Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2251 Rutherford Road, Carlsbad, California 92008, and copies thereof will be furnished to any shareholder or stockholder of either Constituent Corporation, upon request and without cost.

7.8	Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the provisions of the CGCL.

7.9	Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of AutoGenomics-Delaware and AutoGenomics-California, is hereby executed on behalf of the corporations by each of such two corporations and attested by their respective officers thereunto duly authorized.

AUTOGENOMICS, INC. a Delaware corporation

By:	/s/ Fareed Kureshy
Fareed Kureshy
President and Chief Executive Officer

By:	/s/ Thomas V. Hennessey, Jr.
Thomas V. Hennessey, Jr.
Chief Financial Officer and Secretary

AUTOGENOMICS, INC. a California corporation

By:	/s/ Fareed Kureshy
Fareed Kureshy
President and Chief Executive Officer

By:	/s/ Thomas V. Hennessey, Jr.
Thomas V. Hennessey, Jr.
Chief Financial Officer and Secretary